                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             SPORTSLINE.COM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]

                         2200 West Cypress Creek Road
                        Fort Lauderdale, Florida  33309

                                August 3, 2001

Dear Stockholder:

    You are cordially invited to attend our 2001 Annual Meeting of Stockholders, which will be held at 10:00 a.m. on Tuesday, September 25, 2001, at our offices located at 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

    At the Annual Meeting, our stockholders will be asked to elect four persons to the Board of Directors. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the Annual Meeting.

    The Board of Directors recommends that you vote in favor of the election of the nominated directors.

    Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                         Sincerely,



                                         Michael Levy
                                         Chairman of the Board,
                                         President and Chief Executive Officer

                             SPORTSLINE.COM, INC.

                           _________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To be held on September 25, 2001

                           _________________________

To our Stockholders:

     The 2001 annual meeting of stockholders of SportsLine.com, Inc. will be held at 10:00 a.m., local time, on Tuesday, September 25, 2001, at our offices located at 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309 for the purpose of considering and acting upon the following:

     1. Election of four members to our board of directors to hold office until our 2004 annual meeting or until their successors are duly elected and qualified; and

     2.   Any other matters that properly come before the meeting.

     The Board of Directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

     Stockholders of record at the close of business on July 30, 2001 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

                                 By Order of the Board of Directors,

                                 /s/ KENNETH SANDERS

                                 Kenneth W. Sanders
                                 Secretary

Fort Lauderdale, Florida
August 3, 2001

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                   Page
About the Meeting.....................................................................................1
     What is the purpose of the annual meeting?.......................................................1
     Who is entitled to notice of and to vote at the meeting?.........................................1
     Who can attend the meeting?......................................................................1
     What constitutes a quorum?.......................................................................1
     How do I vote?...................................................................................2
     Can I vote by telephone or electronically?.......................................................2
     Can I change my vote after I return my proxy card?...............................................2
     What are the Board's recommendations?............................................................2
     What vote is required to approve each item?......................................................2
     Who pays for the preparation of the proxy?.......................................................3
     Can I see a List of the Stockholders Entitled to Vote??..........................................3

Stock Ownership.......................................................................................4
     Who are the largest owners of our stock and how much stock do our directors and executive officers own?...................................................................................4
     Section 16(a) Beneficial Ownership Reporting Compliance..........................................5

Election of Directors.................................................................................6
     Directors Standing for Election..................................................................6
     Directors Continuing in Office...................................................................7
     How are directors compensated?...................................................................8
     How often did the board meet during 2000?........................................................8
     What committees has the board established?.......................................................8
     Report of the Audit Committee....................................................................9

Management...........................................................................................10
     Executive Officers..............................................................................10

Executive Compensation and Other Information.........................................................12
     Executive Compensation..........................................................................12
     Summary Compensation Table......................................................................12
     Stock Option Information........................................................................12
     Report of the Compensation Committee............................................................14
     Compensation Committee Interlocks and Insider Participation.....................................15
     Employment Agreements...........................................................................15

Performance Graph....................................................................................17

Certain Transactions.................................................................................18
     CBS Agreement...................................................................................18
     Planned Licensing Agreement.....................................................................18

Relationships with Independent Public Accountants....................................................19

Fees Paid to Our Independent Auditors................................................................19
     Audit Fees......................................................................................19
     Financial Information Systems Design and Implementation Fees....................................19
     All Other Fees..................................................................................19

Other Business.......................................................................................19

Shareholder Proposals for the 2002 Annual Meeting....................................................19

                                    [LOGO]

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                      ___________________________________

                                PROXY STATEMENT

                      ___________________________________

     This proxy statement contains information related to our annual meeting of stockholders to be held on Tuesday, September 25, 2001, beginning at 10:00 a.m. local time, at our offices located at 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309 and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders is August 13, 2001. You should review this information in conjunction with our 2000 Annual Report to Stockholders which accompanies this proxy statement.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of four directors. In addition, our management will report on our performance during 2000 and respond to questions from our stockholders.

Who is entitled to notice of and to vote at the meeting?

     Only stockholders of record at the close of business on the record date, July 30, 2001, are entitled to receive notice of the annual meeting and to vote shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 27,531,149 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting, either in person or by proxy, may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

     If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope.

     If your shares are held in "street name," you may vote by proxy card, telephone or electronically through the Internet by following the instructions included on your proxy card.

     The deadline for voting by telephone or electronically is 11:59 p.m. on September 24, 2001.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?'

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote for the election of the nominated slate of directors. See "Election of Directors," page 6.

     The board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any board nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting (either in person or by proxy) is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

     Other Items. In the event other items are properly brought before the stockholders at the meeting, the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

Can I See a List of the Stockholders Entitled to Vote?

     Any stockholder of record as of the record date may look at the complete list of the stockholders that are entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available in these circumstances, during normal business hours, at our offices located at 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309, for a period of ten days prior to the meeting and at the meeting itself.

                                STOCK OWNERSHIP

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

     The following table shows the amount of common stock beneficially owned as of June 30, 2001 by (a) each of our directors and nominees for director, (b) each of our executive officers named in the Summary Compensation Table below,
(c) all of our directors and executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o SportsLine.com, Inc., 2200 W. Cypress Creek Road, Fort Lauderdale, Florida 33309.

-------------------------------------------------------------------------------------------------------------------------
                                                   Outstanding
                                                      Shares        Acquirable       Total Number
                                                   Beneficially       Within           of Shares            Percentage
                                                      Owned          60 Days      Beneficially Owned        of Shares
                      Name                             (a)             (b)         (columns (a)+(b))     Outstanding (%)
-------------------------------------------------------------------------------------------------------------------------
CBS Broadcasting, Inc. (1)
Westinghouse CBS Holding Company, Inc. (1)
Viacom Inc. (2)
NAIRI, Inc. (3)
National Amusements, Inc. (3)
Sumner Redstone (3).............................      4,540,000         680,000         5,220,000 (4)          18.6

Massachusetts Financial Services Company (5)....      3,502,744               -            3,502,744           12.8

Bear Stearns Asset Management Inc. (6)..........      2,952,000               -            2,952,000           10.8

AT&T Corp. (7)
MediaOne Group, Inc. (8)
MedaOne of Colorado, Inc. (8)
MediaOne Interactive Services, Inc. (8).........      1,595,852               -         1,595,852 (9)           6.1

Michael Levy....................................      1,060,292         528,020        1,588,312 (10)           5.7
Kenneth W. Sanders..............................          5,130         224,165              229,295            *
Mark J. Mariani.................................          6,796         221,623              228,419            *
Andrew S. Sturner...............................          1,636         219,427              221,063            *
Joseph Lacob....................................        188,574          15,000          203,574 (11)           *
James C. Walsh..................................        125,000          23,375          168,375 (12)           *
Daniel L. Leichtenschlag........................         11,469         139,060          150,529 (13)           *
Gerry Hogan.....................................              -          57,375               57,375            *
Richard B. Horrow...............................         19,750          24,875               44,625            *
Michael P. Schulhof.............................              -          35,958               35,958            *
Andrew Nibley...................................              -          17,375               17,375            *
Thomas Cullen...................................            800          15,000               15,800            *
Sean McManus....................................              -               -                    -            *
Russell I. Pillar...............................              -               -                    -            *
All directors and executive officers as a group
 (15 persons)...................................      1,719,782       1,532,481            3,252,263           11.3%
-------------------------------------------------------------------------------------------------------------------------

----------------
* Represents less than 1% of our outstanding common stock.

     (1) The address for CBS Broadcasting Inc. ("CBSBI") and Westinghouse CBS Holding Company, Inc. ("W/ CBS HCI") is 51 West 52nd Street, New York, New York 10019.

     (2) The address for Viacom Inc. ("Viacom") is 1515 Broadway, New York, New York 10036.

     (3) The address for NAIRI, Inc. ("NAIRI"), National Amusements, Inc. ("NAI") and Mr. Redstone is 200 Elm Street, Dedham, Massachusetts 02026.

     (4) This information is based on a Schedule 13D, filed with the Securities and Exchange Commission on May 15, 2000, which was jointly filed by CBSBI, W/ CBS HCI, Viacom, NAIRI, NAI and Sumner M. Redstone (collectively, the "Viacom Reporting Persons"). The shares are indirectly held by W/ CBS HCI thorough its ownership of 100% of the outstanding stock of CBSBI and are indirectly held by Viacom through its ownership of 100% of the outstanding stock of W/ CBS HCI. Approximately 68% of Viacom's voting stock is owned by NAIRI, which in turn is a wholly owned subsidiary of NAI. Beneficial ownership is attributed to Mr. Redstone as Mr. Redstone is the Chairman of the Board and the beneficial owner of a controlling interest in NAI. Each of the Viacom Reporting Persons has shared dispositive and voting power over all of the shares.

     (5) The address for Massachusetts Financial Services Company ("MFS") is 500 Boylston Street, Boston, Massachusetts 02116. This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2001. MFS has sole voting power of 3,120,464 shares and sole dispositive power of 3,502,744. All of such shares are also beneficially owned by certain other non-reporting entities.

     (6) The address for Bear Stearns Asset Management Inc. is 575 Lexington Avenue, New York, New York 10022.

     (7) The address for AT&T Corp. ("AT&T") is 32 Avenue of the Americas, New York, New York 10013.

     (8) The address for MediaOne Group, Inc. ("MediaOne Group"), MediaOne of Colorado, Inc. ("MediaOne of Colorado and MediaOne Interactive Services, Inc. ("MediaOne Interactive Services") is 188 Inverness Drive West, 6th Floor, Englewood, Colorado 80112.

     (9) This information is based on a Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2001, which was jointly filed by AT&T, MediaOne Group, MediaOne of Colorado and MediaOne Interactive Services (collectively, the "MediaOne Reporting Persons"). Each of the MediaOne Reporting Persons may be deemed the beneficial owner of the shares owned directly by MediaOne Interactive Services. MediaOne Interactive Services is a wholly-owned subsidiary of MediaOne of Colorado, MediaOne of Colorado is a wholly-owned subsidiary of MediaOne Group and MediaOne Group is a wholly-owned subsidiary of AT&T. Each of the MediaOne Reporting Persons has shared dispositive and voting power over all of the shares.

     (10) Includes 60,000 shares of common stock held of record by a charitable non-profit corporation of which Mr. Levy is a director and the president.

     (11) Includes 9,281 shares of common stock held of record by a trust for the benefit of Mr. Lacob's children for which Mr. Lacob disclaims beneficial ownership.

     (12) Includes 6,000 shares of common stock held of record by the children of Mr. Walsh.

     (13) Includes 5,707 shares of common stock held of record by Mr. Leichtenschlag's wife.

Section 16(a) Beneficial Ownership Reporting Compliance

     To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with the exception of a Form 4 for Richard Horrow reporting certain transactions in December 2000 which was inadvertently filed late.

                             ELECTION OF DIRECTORS

Directors Standing for Election

     Our Board of Directors is divided into three classes and each class of directors serves for a three-year term, or until successors of that class have been elected and qualified. At the annual meeting, the stockholders will elect four directors, each of whom will serve for a term expiring at the 2004 annual meeting of stockholders, or until his successor has been duly elected and qualified.

     The board has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for re-election are:

     .    Michael Levy

          Michael Levy, 54, has served as the Chairman of the Board, President and Chief Executive Officer of the Company since its inception in February 1994. From 1979 through March 1993, Mr. Levy served as President, Chief Executive Officer and as a director of Lexicon Corporation, a high technology company specializing in data communications and signal processing technology. From January 1988 to June 1993, Mr. Levy also served as Chairman of the Board and Chief Executive Officer of Sports-Tech International, Inc., a company engaged in the development, acquisition, integration and sale of computer software, equipment and computer-aided video systems used by professional, collegiate and high school sports programs. Between June 1993 and February 1994, Mr. Levy was a private investor.

     .    Joseph Lacob

          Joseph Lacob, 45, was appointed as a director in May 1995. He has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital partnership, since May 1987. Mr. Lacob also serves on the Board of Directors of Corixa, Inc. and Align Technology, Inc., as well as several privately held ventures in the medical and sports media businesses.

     .    Andrew Nibley

          Andrew Nibley, 49, was appointed as a director in March 1996. He has served as President and Chief Executive Officer of GetMusic, LLC since October 1999. From January 1998 to September 1999, he served as President of Reuters NewMedia, Inc. and had been a director of Reuters NewMedia, Inc. since January 1994. From January 1994 to January 1998, Mr. Nibley was the Editor and Executive Vice President of Reuters NewMedia, Inc. From January 1989 to January 1994, Mr. Nibley was the Editor, America for Reuters America, Inc.

     .    James C. Walsh

          James C. Walsh, 60, was appointed as a director in August 1994. He is an attorney who has been engaged in the private practice of law since 1968. Mr. Walsh has also served as the President of Namanco Productions, Inc., a sports marketing and management firm, since 1969. Namanco Productions, Inc. is the agent and manager of NFL Hall of Fame quarterback Joe Namath. Mr. Walsh is a director of Vestin Group, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Directors Continuing in Office

     The terms of the following directors expire at the annual meeting of stockholders in 2002:

     .    Thomas Cullen

          Thomas Cullen, 42, was appointed as a director in April 1997. He has been a Managing Partner of LoneTree Capital, a private equity investment firm based in Denver Colorado, since September 2000. Previously, he served as President of MediaOne Ventures, Inc. (formerly U S WEST, Inc. Media Group's Interactive Services Division) from April 1997 until its purchase by AT&T Corp. in June 2000. From 1981 through 1997, Mr. Cullen held various positions with U S WEST, including Vice President, Business Development for U S WEST Media Group's Interactive Services Division from April 1992 to April 1997.

     .    Richard B. Horrow

          Richard B. Horrow, 46, was appointed as a director in September 1994. He is an attorney and sports development consultant and has served as President of Horrow Sports Ventures, Inc., a sports consulting firm, since its inception in May 1988. Mr. Horrow also currently serves as a consultant for various sports-related matters to the National Football League, International Speedway Corporation, the PGA TOUR, the Baltimore Orioles, Major League Soccer and the cities of Norfolk and Richmond, Virginia; Birmingham, Alabama; Wilmington, North Carolina; and Wichita, Kansas. Mr. Horrow is a visiting expert on sports law at the Harvard Law School and is the sports business, law and marketing expert for One-on-One Sports on The Sporting News Radio.

     .    Russell I. Pillar

          Russell I. Pillar, 36, was appointed as a director in March 2000. He has served as President and Chief Executive Officer of Viacom Interactive Ventures and its predecessor company, CBS Internet Group, since its formation in January 2000. Mr. Pillar also has served as Managing Partner of Critical Mass Ventures LLC, an Internet-focused venture capital firm, since October 1991. From November 1998 to January 2000, Mr. Pillar served as President and Chief Executive Officer and a director of Richard Branson's Virgin Entertainment Group, Inc., a diversified international entertainment content retailer. From September 1997 to August 1998, Mr. Pillar served as President and Chief Executive Officer of Prodigy Internet, an internet service provider, and served as a member of Prodigy's board of directors, including serving as its Vice Chairman, from October 1996 to February 2000. From December 1993 to September 1996, Mr. Pillar served as President, Chief Executive Officer, and a Director of Precision Systems, Inc., an international telecommunications software provider. In addition to his service on a number of boards of private emerging media and technology companies, Mr. Pillar serves as a director of Marketwatch.com, Inc. and Hollywood Media Corporation. Mr. Pillar graduated Phi Beta Kappa, cum laude, with an A.B. from Brown University.

     The terms of the following directors expire at the annual meeting of stockholders in 2003:

     .    Gerry Hogan

          Gerry Hogan, 55, was appointed as a director in November 1996. He is currently a private investor. From May 1997 to June 2000, he served as Chairman and Chief Executive Officer of Cygnus Business Media, Inc., a magazine publishing and trade show company. He served as President and Chief Executive Officer of the Home Shopping Network from February 1993 to September 1995. Prior thereto, Mr. Hogan served as vice chairman of Whittle Communications, L.P. from October 1990 to February 1993. From October 1971 to September 1987, Mr. Hogan held various positions at Turner Entertainment Networks and most recently served as President.

     .    Sean McManus

          Sean McManus, 46, was appointed as a director in March 1997. He has served as President of CBS Sports since December 1996. From October 1987 to December 1996, Mr. McManus was Senior Vice President U.S. Television Sales and Programming at Trans World International, the television division of International Management Group. From August 1981 to October 1987, Mr. McManus was Vice President Planning and Development at NBC Sports. From September 1979 to August 1981, Mr. McManus served as Associate Producer and Producer at NBC Sports and from August 1977 to September 1979 he was a Production Assistant to the Associate Producer at ABC Sports.

     .    Michael P. Schulhof

          Michael P. Schulhof, 59, was appointed as a director in November 1997. He is currently a private investor focused on high technology, new media and internet companies. From June 1974 to January 1996, Mr. Schulhof held various positions at Sony Corporation of America, Inc. and most recently served as President and Chief Executive Officer from June 1993 to January 1996. Mr. Schulhof is a trustee of Brandeis University, Lincoln Center for the Performing Arts, Inc., New York University Medical Center, the International Tennis Hall of Fame and the Brookings Institution, serves on the Board of Directors of the Center on Addiction and Substance Abuse at Columbia University and The American Hospital of Paris Foundations and is a member of the Council on Foreign Relations. Mr. Schulhof is a director of j2 Global Communications, Inc.

How are directors compensated?

     Compensation. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We currently do not pay fees to our directors for attendance at meetings.

     Options. Our non-employee directors are eligible to receive options under our 1997 Incentive Compensation Plan. In April 2000, Messrs. Lacob, Nibley, Cullen, Horrow, Hogan, Schulhof and Walsh each received an option, immediately exercisable, to purchase 5,000 shares of our common stock. The exercise price of each option was the market price of our common stock at the time of the grant.

How often did the board meet during 2000?

     Our board of directors met five times during 2000, including telephonic meetings, and took action by unanimous written consent twice. Each director attended more than 75% of the total number of meetings of the board and committees on which he served.

What committees has the board established?

     Our board of directors has a standing compensation committee and audit committee. We do not have a nominating or similar committee. Our board of directors performs the functions of a nominating or similar committee.

     Compensation Committee. Messrs. Hogan, McManus and Pillar are the current members of our compensation committee. The compensation committee reviews and approves the compensation of our directors, officers and employees, including salaries, bonuses, commission, and benefit plans, and administers our stock plans, including the 1995 Stock Option Plan, the 1997 Incentive Compensation Plan and the 1997 Employee Stock Purchase Plan. During 2000, the compensation committee took action by unanimous written consent four times.

     Audit Committee. Messrs. Cullen, Lacob and Schulhof (Chair) are the current members of our audit committee. The members of our audit committee are independent as defined by the rules and regulations of the Nasdaq Stock Market. The audit committee represents the board in its relations with our independent public accountants and oversees the financial reporting and disclosures prepared by our management. The functions of the audit committee and its activities during the year ended December 31, 2000 are described below under the heading "Report of the Audit Committee."

Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The audit committee's role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. A full description of the audit committee's primary responsibilities, operating principles and relationship with internal and external auditors is contained in the Charter of the Audit Committee adopted by our board of directors, which is attached to this proxy statement as Appendix A. During the year ended December 31, 2000, the audit committee met six times.

     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the year ended December 31, 2000 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for the year ended December 31, 2000 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the auditors' judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 and has discussed with the independent auditors their independence from management and SportsLine.com. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to SportsLine.com is compatible with maintaining the auditors' independence.

     The members of the audit committees are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audits of the financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the auditors are in fact "independent."

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     Members of the Audit Committee

          Michael P. Schulhof
          Thomas Cullen
          Joseph Lacob

                                  MANAGEMENT

Executive Officers

     Our current executive officers are:

------------------------------------------------------------------------------------------------------------------------
Name                                            Age                               Position
------------------------------------------------------------------------------------------------------------------------
Michael Levy..................................   54  Chairman of the Board, President and Chief Executive Officer
------------------------------------------------------------------------------------------------------------------------
Daniel L. Leichtenschlag......................   39  President of Operations and Chief Technology Officer
------------------------------------------------------------------------------------------------------------------------
Mark J. Mariani...............................   44  President, Sales and Marketing
------------------------------------------------------------------------------------------------------------------------
Kenneth W. Sanders............................   44  President of Finance and Administration and Chief Financial Officer
------------------------------------------------------------------------------------------------------------------------
Andrew S. Sturner.............................   36  President, Corporate and Business Development
------------------------------------------------------------------------------------------------------------------------
Peter Pezaris.................................   31  President, Product Development
------------------------------------------------------------------------------------------------------------------------

     .    Michael Levy

     See "Directors Continuing in Office."

     .    Daniel L. Leichtenschlag

          Daniel L. Leichtenschlag has served as President of Operations and Chief Technology Officer since January 2001. Mr. Leichtenschlag joined SportsLine.com as Director of Operations in May 1995, was promoted to the position of Vice President of Engineering in 1997, became the Chief Technology Officer in 1998 and Senior Vice President of Operations in June 1999. Mr. Leichtenschlag is responsible for technology and computer operations. Prior to joining SportsLine.com, Mr. Leichtenschlag spent 12 years in various technology management roles at General Electric.

     .    Mark J. Mariani

          Mark J. Mariani has served as President, Sales and Marketing, since June 1999. He joined SportsLine.com in April 1996 as Executive Vice President, Sales. Mr. Mariani is responsible for Sales, Marketing, Radio Operations and Vegas Insider. From August 1991 to March 1996, Mr. Mariani served as Executive Vice President of Sports Sales for Turner Broadcasting Sales, Inc. From June 1990 to August 1991, Mr. Mariani served as Senior Vice President and National Sales Manager for CNN in New York, and from May 1986 to June 1990, Mr. Mariani served as Vice President for CNN Sales Midwest. Prior to joining Turner Broadcasting, Mr. Mariani served as an Account Executive for WBBM, an owned and operated CBS television station in Chicago, Illinois.

     .    Kenneth W. Sanders

          Kenneth W. Sanders has served as President of Finance and Administration and Chief Financial Officer since January 2001. Mr. Sanders became the Vice President and Chief Financial Officer of SportsLine.com in September 1997 and was appointed Senior Vice President in October 1998. From January 1996 to August 1997, Mr. Sanders served as Senior Vice President, Chief Financial Officer of Paging Network, Inc., the world's largest paging company. From May 1993 to December 1995, Mr. Sanders served as Executive Vice President, Chief Financial Officer and a director of CellStar Corporation, an integrated wholesaler and retailer of cellular phones and related products. Between July 1979 and April 1993, Mr. Sanders was with KPMG Peat Marwick, most recently as an Audit Partner from July 1990 to April 1993.

     .    Andrew S. Sturner

          Andrew S. Sturner has served as President, Corporate and Business Development since June 1999. He joined SportsLine.com as Vice President, Business Development in June 1995 and was promoted to Senior Vice President, Business Development in October 1998. From May 1994 to

          June 1995, Mr. Sturner served as Vice President of Business Development for MovieFone, Inc., an interactive telephone service company. From March 1993 to May 1994, Mr. Sturner served as President of Interactive Services, an interactive audio text development company that he co-founded in 1992. From August 1990 to March 1993, Mr. Sturner was a bankruptcy associate at the law firm of Stroock & Stroock & Lavan.

     .    Peter Pezaris

          Peter Pezaris has served as President, Product Development since June 2001, responsible for programming, production and fantasy products. Previously, Mr. Pezaris was Senior Vice President, Product Development, responsible for SportsLine.com's Commissioner.com subsidiary, which produces fantasy products for our website, CBS SportsLine.com, as well as official fantasy games for NFL.com, MLB.com and NBA.com. Mr. Pezaris joined SportsLine.com in December 1999 when we acquired Daedalus World Wide Corporation ("DWWC"), the producer of Commissioner.com fantasy products. Mr. Pezaris co-founded DWWC in 1995. Prior to DWWC, Mr. Pezaris was a systems and software developer for the investment banking firms of Bankers Trust and Salomon Brothers.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth information concerning the compensation paid by us for the three fiscal years ended December 31, 2000 to our Chief Executive Officer and each of our four other highest paid executive officers in 2000. We did not grant any restricted stock awards or stock appreciation rights or make any long-term 1997 Incentive Compensation Plan payouts during these three fiscal years.

                          Summary Compensation Table


                                                                              Long Term
                                              Annual Compensation (1)    Compensation Awards
                                             -------------------------  ---------------------
                 Name and                                               Securities Underlying     All Other
            Principal Position               Year   Salary     Bonus           Options          Compensation
-------------------------------------------  ----  --------  ---------  ---------------------  --------------
Michael Levy...............................  2000  $385,000  $192,500          345,000            $19,747(3)
 Chairman, President and                     1999   330,000     -  (2)         435,000             17,420(3)
 Chief Executive Officer                     1998   306,250   105,000          175,000             25,097(3)

Daniel L. Leichtenschlag...................  2000   210,000   120,000          110,000
 President of Operations and                 1999   157,500     -  (2)          90,000
 Chief Technology Officer                    1998   124,375    27,000           30,000

Mark J. Mariani............................  2000   270,000   160,000          145,000
 President, Sales and Marketing              1999   230,000     -  (2)         100,000
                                             1998   197,917    50,000          100,000

Kenneth W. Sanders.........................  2000   315,000   157,500          145,000
 President of Finance and Administration     1999   270,000     -  (2)         100,000
 and Chief Financial Officer                 1998   225,000    56,000          100,000              1,716(4)

Andrew S. Sturner..........................  2000   270,000   135,000          145,000
 President, Corporate and Business           1999   220,000     -  (2)         100,000
 Development                                 1998   178,125    50,000          130,000

_________________
(1) The aggregate value of perquisites and other personal benefits received by the named executive officers are not reflected because the amounts are below the reporting requirements established by the rules of the Securities and Exchange Commission.
(2) In lieu of cash bonuses for 1999, in January 2000 each executive officer was granted options to purchase shares of our common stock in the following amounts: Levy (50,000), Leichtenschlag (15,000), Mariani (25,000), Sanders (25,000) and Sturner (25,000). The options were immediately exercisable at an exercise price of $35.3125 per share and have a term of ten years.
(3) Represents premiums paid for life and disability insurance policies for the benefit of Mr. Levy.
(4)  Represents reimbursement of relocation and moving expenses.


Stock Option Information


     The following table sets forth, with respect to our Chief Executive Officer and our four other highest paid current executive officers named in the Summary Compensation Table, certain information concerning the grant of stock options in 2000.

                       Option Grants in Last Fiscal Year


                                                                 Individual Grants                           Potential Realizable
                                              ----------------------------------------------------------       Value at Assumed
                                               Number of     % of Total                                      Annual Rates of Stock
                                              Securities   Options Granted                                   Price Appreciation for
                                              Underlying         to           Exercise                           Option Term(2)
                                               Options      Employees in       Price                       -------------------------
Name                          Date of Grant   Granted(1)     Fiscal Year     ($/share)   Expiration Date     5%($)          10%($)
---------------------------   -------------   ----------   ---------------   ---------   ---------------   ----------    -----------
Michael Levy...............    01/31/2000      225,000         7.10%          $35.3125      01/31/2010     $4,996,764    $12,662,782
                               04/17/2000       20,000         0.63            11.6250      04/17/2010        146,218        370,545
                               10/19/2000      100,000         3.16             7.8125      10/19/2010        491,324      1,245,111

Daniel L. Leichtenschlag...    01/31/2000       40,000         1.26           $35.3125      01/31/2010        888,314      2,251,161
                               04/17/2000       20,000          .63            11.6250      04/17/2010        146,218        370,545
                               10/19/2000       50,000         1.58             7.8125      10/19/2010        245,662        622,556

Mark J. Mariani............    01/31/2000       75,000         2.37           $35.3125      01/31/2010      1,665,588      4,220,927
                               04/17/2000       20,000         0.63            11.6250      04/17/2010        146,218        370,545
                               10/19/2000       50,000         1.58             7.8125      10/19/2010        245,662        622,556

Kenneth W. Sanders.........    01/31/2000       75,000         2.37           $35.3125      01/31/2010      1,665,588      4,220,927
                               04/17/2000       20,000         0.63            11.6250      04/17/2010        146,218        370,545
                               10/19/2000       50,000         1.58             7.8125      10/19/2010        245,662        622,556

Andrew S. Sturner..........    01/31/2000       75,000         2.37           $35.3125      01/31/2010      1,665,588      4,220,927
                               04/17/2000       20,000         0.63            11.6250      04/17/2010        146,218        370,545
                               10/19/2000       50,000         1.58             7.8125      10/19/2010        245,662        622,556

------------
(1) All such options were granted under the 1997 Incentive Compensation Plan and become exercisable in installments over four years. Under our 1997 Incentive Compensation Plan, these options will become immediately exercisable in the event of certain change of control transactions.
(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

               Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

     The following table sets forth certain information concerning stock options exercised by our Chief Executive Officer and our four other highest paid current executive officers named in the Summary Compensation Table, as well as the number of unexercised options held by such persons at December 31, 2000 and the value thereof, based on a value per share of Common Stock of $5.3125, the closing price of the Common Stock on the Nasdaq National Market System on December 29, 2000.

                                                                   Number of Securities Underlying        Value of Unexercised
                                                                       Unexercised Options at            In-the-Money Options at
                                        Shares                          December 31, 2000 (#)             December 31, 2000 ($)
                                     Acquired on      Value     --------------------------------------  --------------------------
Name                                 Exercise(#)   Realized($)     Exercisable        Unexercisable     Exercisable  Unexercisable
-----------------------------------  ------------  -----------  ------------------  ------------------  -----------  -------------
Michael Levy.......................            -            -        369,062             735,938                  -              -

Daniel L. Leichtenschlag...........       10,000   $  488,047        114,708             150,917            $ 1,289           $156

Mark J. Mariani....................       22,000    1,235,625        167,008             209,792             55,313              -

Kenneth W. Sanders.................            -            -        169,375             210,625                  -              -

Andrew S. Sturner..................            -            -        159,137             224,375                627            156

     The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graph by reference therein.

Report of the Compensation Committee

     Compensation Philosophy and Review. Our compensation philosophy for executive officers serves two principal purposes:

     . to provide a total compensation package for officers that is competitive and enables SportsLine.com to attract and retain key executive and employee talent needed to accomplish SportsLine.com's long-term business objectives; and

     . to directly link compensation to improvements in SportsLine.com's performance and increases in stockholder value as measured principally by the trading price of SportsLine.com's Common Stock and an individual's contribution and personal performance.

     The compensation committee reviews, recommends and approves changes to SportsLine.com's compensation policies and benefits programs, administers SportsLine.com's stock option plans, including approving stock option grants, and otherwise seeks to ensure that SportsLine.com's compensation philosophy is consistent with its best interests and is properly implemented.

     Elements of Executive Officer Compensation. SportsLine.com's executive compensation consists primarily of base salary, health insurance and similar benefits, cash bonuses, the award of stock options designed to provide long-term incentive and eligibility to participate in compensation and benefit programs available to other employees, including SportsLine.com's Employee Stock Purchase Plan. In addition, the compensation committee may recommend the grant of discretionary bonuses to SportsLine.com's executive officers. The compensation committee believes that in the highly competitive, emerging markets in which SportsLine.com operates, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and stockholder long-term interests.

     Officer Salaries. The compensation committee reviews the annual salary of the executive officers, including the Chief Executive Officer. In determining the appropriate salary levels, the compensation committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments, and data on prevailing compensation levels in relevant markets for executive talent. Based on the foregoing, during 2000 the compensation committee approved salary increases for certain executive officers which the compensation committee believes appropriately reflect the increase in the level of SportsLine.com's operations and officer responsibility and performance. The compensation committee increased Mr. Levy's salary to $450,000, effective January 1, 2001, based upon, among other factors, the compensation committee's positive assessment of Mr. Levy's performance during 2000. In reviewing Mr. Levy's performance, the compensation committee noted in particular a number of Company achievements during 2000, including the significant growth in revenues and site traffic, the capital raised by Sports.com Limited during 2000 totaling $52.5 million and Sports.com's growth during 2000 into the leading sports site in Europe, the development of the Company's fantasy operations into an industry leader, the implementation of key database initiatives which will allow the Company to monetize its database of over five million registered users, the establishment of new relationships and the strengthening of existing relationships with the major sports leagues including the NBA, the NFL and MLB, the completion of a number of other significant strategic alliances and the successful recruiting and hiring of other key employees. The compensation committee also increased the salary levels of several of the other members of SportsLine.com's senior management team, effective January 1, 2001. In general, these increases were consistent with Mr. Levy's increase, and were based upon a similar analysis of such officers' increased responsibility and positive performance assessments.

     Stock Option Grants. SportsLine.com has utilized long-term equity compensation as an important element for compensating and providing incentives to its executive officers. It is SportsLine.com's practice to set option exercise prices for officers at not less than 100% of the stock fair market value on the date of grant. Thus, the value of the stockholders' investment in SportsLine.com must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. Options granted to executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant. In determining the size of the stock option grants, the compensation committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options. In addition, the compensation committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to SportsLine.com. During 2000, the compensation committee granted all executive officers as a group (including Mr.
Levy) additional options to purchase an aggregate of 890,000 shares of SportsLine.com common stock.

     Annual Cash Bonuses. Annual cash bonus awards are based on both the performance of SportsLine.com relative to an annual plan prepared before the beginning of each fiscal year and approved by the Board of Directors, reflecting appropriate progress toward SportsLine.com's long-term goals, and individual contributions to the achievement of the annual plan. Bonus awards vary depending on the officer's base salary.

     Summary. The compensation committee believes that SportsLine.com's compensation programs are competitive with those of other technology and Internet companies.

     Policy on Deductibility of Compensation. Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. The compensation committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. The compensation committee intends to maintain qualification of stock option and other grants under the 1997 Incentive Compensation Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

     Members of the compensation committee

          Gerry Hogan
          Sean McManus
          Russell Pillar

Compensation Committee Interlocks and Insider Participation

     During 2000, the compensation committee was comprised of Gerry Hogan, Michael Levy, Sean McManus and Russell Pillar. Mr. Levy is our President and Chief Executive Officer. Mr. Levy did not participate in discussions or decisions regarding his own compensation or performance appraisals. Mr. Levy is no longer a member of the Compensation Committee.

Employment Agreements

     Mr. Levy is employed by SportsLine.com under an employment agreement, which was amended and restated in January 2000, pursuant to which he will serve as SportsLine.com's Chairman of the Board, President and Chief Executive Officer through December 31, 2003, subject to extension or renewal. Mr. Levy will receive an annual base salary of at least $385,000 for each fiscal year beginning January 1, 2000, an annual bonus equal to 50% of his base salary for each fiscal year for which SportsLine.com achieves its budgeted EBITDA target, as approved by the compensation committee, and such other bonuses as may be awarded from time to time by the Board or the compensation committee. During each calendar year, beginning in 2000, SportsLine.com will grant Mr. Levy options to purchase at least 175,000 shares of Common Stock at exercise prices to be determined at the time of grant. Effective August 10, 1999, SportsLine.com also granted Mr. Levy options to purchase 200,000 shares of Common Stock at an exercise price of $17.00 per share, which options will vest and become exercisable on the earlier to occur of August 10, 2004 or the first day of the quarter after which SportsLine.com achieves positive EBITDA for a quarter. If Mr. Levy's employment is terminated by SportsLine.com other than by reason of death, Disability (as defined in the agreement) or Cause (as defined in the agreement), or by Mr. Levy for Good Reason (generally defined as a material breach by SportsLine.com of the agreement), SportsLine.com will pay Mr. Levy within five days of such termination the sum of his accrued base salary and vacation pay through the date of termination, a pro rata portion of his most recent bonus plus an amount equal to the greater of two times his current annual base salary or the amount of base salary that would have been payable to him for the remainder of the term of the agreement. In addition, upon such termination by SportsLine.com other than by reason of death, Disability or Cause or by Mr. Levy for Good Reason or upon the happening of a Change of Control (as defined in the agreement), all unvested stock options held by Mr. Levy at the time his employment is terminated or on the date of a Change of Control, as the case may be, will immediately vest and be exercisable for one year following the date of termination or Change of Control, as applicable, or, if earlier, until the then scheduled expiration date(s) of such options. During his employment and for a period of two years after termination, Mr. Levy is prohibited from competing with SportsLine.com or soliciting employees or former employees of SportsLine.com.

     In August 1999, SportsLine.com entered into employment agreements with Kenneth W. Sanders (its President of Finance and Administration and Chief Financial Officer) and Daniel L. Leichtenschlag (President of Operations and Chief Technology Officer), which such agreements were amended and restated in January 2000, and with Mark J. Mariani (its President, Sales and Marketing) and Andrew S. Sturner (its President, Corporate and Business Development) in January 2000. Each agreement is for a term of three years, in the case of Messrs. Sanders and Leichtenschlag through August 31, 2002 and in the case of Messrs. Mariani and Sturner through January 28, 2003, subject to extension or renewal. Messrs. Mariani, Sturner, Sanders and Leichtenschlag will receive annual base salaries of at least $270,000, $270,000, $315,000 and $210,000, respectively, an annual bonus equal to 50% of their base salary for each fiscal year for which SportsLine.com achieves its budgeted EBITDA target (or revenue target, in the case of Mr. Mariani's agreement), as approved by the compensation committee, and such other bonuses as may be awarded from time to time by the Board or the compensation committee. During each calendar year, beginning in 2000, SportsLine.com will grant Messrs. Mariani, Sturner and Sanders options to purchase at least 50,000 shares of Common Stock and will grant Mr. Leichtenschlag options to purchase at least 25,000 shares of Common Stock, in each case at exercise prices to be determined at the time of grant. If any of these executive's employment is terminated by SportsLine.com other than by reason of death, Disability (as defined) or Cause (as defined), or by the executive for Good Reason (generally defined as a material breach by SportsLine.com of the agreement), SportsLine.com will pay such executive within thirty (30) days of such termination the sum of such executives accrued base salary and any accrued incentive compensation and continue to pay the executive his base salary for one year; provided, that the executive use reasonable efforts to seek other employment and the amount of such payment will be reduced by any compensation the executive earns as a result of such other employment. In addition, upon such termination by SportsLine.com other than by reason of death, Disability or Cause or by the executive for Good Reason or upon the happening of a Change of Control (as defined in the agreement), all unvested stock options held by the executive at the time his employment is terminated or on the date of a Change of Control, as the case may be, will immediately vest and be exercisable for one year following the date of termination or Change of Control, as applicable, or, if earlier, until the then scheduled expiration date(s) of such options. During each executive's employment and for a period of two years after termination, each executive is prohibited from competing with SportsLine.com or soliciting employees or former employees of SportsLine.com.

                               PERFORMANCE GRAPH

     The following graph compares, for the period from November 13, 1997 (the date that our common stock was first publicly traded) to December 31, 2000, the cumulative total stockholder return on our common stock with:

     .    the Nasdaq Stock Market (U.S. companies) Index; and

     .    the J.P. Morgan H&Q Internet Index.

     The graph assumes that $100 was invested on November 13, 1997 in our common stock, the Nasdaq Stock Market Index and the J.P. Morgan H&Q Internet Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

                                    [GRAPH]



                         11/13/97       12/31/97       12/31/98       12/31/99       12/31/00
SPLN                       $100          $134.38        $194.53        $626.56        $ 66.41
Nasdaq Composite           $100          $101.13        $142.59        $264.97        $159.35
J.P. Morgan                $100          $113.54        $263.95        $919.62        $372.99
H&Q Internet Index

                             CERTAIN TRANSACTIONS

CBS Agreement

     In March 1997, we entered into a strategic alliance with CBS pursuant to which CBS acquired a minority ownership interest in us and our flagship Web site was renamed "cbs.sportsline.com". The agreement provides for cbs.sportsline.com to receive, among other things, extensive network television advertising and on-air promotion during the term of the agreement, primarily during CBS television sports broadcasts such as the NFL, the NCAA Men's Basketball Tournament, NCAA Football, PGA Tour events, U.S. Open tennis and the Daytona 500. In addition, we have the right to use certain CBS logos and television-related sports content on cbs.sportsline.com and in connection with the operation and promotion of that Web site. In combination with CBS, we will seek to maximize revenue through a joint advertising sales effort. The agreement also provides us access to certain CBS television-related sports content and the potential to create distribution and revenue opportunities with more than 200 CBS affiliates throughout the United States.

     In February 1999, we amended our agreement with CBS to extend the term of the agreement for five years, through 2006. Commencing in calendar year 1999, CBS provides advertising and promotion in accordance with a fixed promotion schedule. We accelerated the issuance to CBS of 1,052,937 shares of our common stock and warrants to purchase 760,000 shares of our common stock, which originally were to be issued in 2000 and 2001. We also issued to CBS new warrants to purchase 1,200,000 shares of our common stock, which vest on various dates through January 2001, and agreed to issue to CBS additional shares of common stock valued at $100 million between 2002 and 2006. Shares having a fair market value of $20 million will be issued each year based on specified issue dates. In addition, a revenue sharing provision which required us to pay CBS a percentage of certain advertising revenues was replaced with a new revenue sharing formula based on specified percentages of our "Net Revenue" which is defined in the agreement. For the year ended December 31, 2000, revenue share payments of $5,753,182 were payable to CBS pursuant to the agreement.

Planned Licensing Agreement

     In August 1994, we entered into a five-year agreement with Planned Licensing, Inc., a wholly owned subsidiary of Namanco Productions, Inc., pursuant to which Planned Licensing, Inc. agreed to cause Joe Namath to provide certain services to us, including endorsements of our products. James C. Walsh, one of our directors, is the president and sole stockholder of Namanco Productions, Inc. Our agreement was amended and extended for an additional five-year period in October 1999. Under the amended agreement, we are obligated to pay Planned Licensing, Inc. $200,000 per year in cash on a quarterly basis commencing on January 1, 2000 and royalties at a rate of $0.15 per month for each paid subscriber who became a member from the date our service became generally available to end users on a commercial basis through and including June 30, 1999 and continues to be a paid subscriber. The amounts paid to Planned Licensing pursuant to this agreement for the year ended December 31, 2000 were $262,431.

               RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP served as our independent public accountants for the 2000 fiscal year and will serve in that capacity for the 2001 fiscal year. One or more representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

                     FEES PAID TO OUR INDEPENDENT AUDITORS

     The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for the year ended December 31, 2000.

Audit Fees

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2000 were $145,000.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP billed no fees for professional services rendered to us for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

     The aggregate fees billed by Arthur Andersen LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the year ended December 31, 2000 were $139,754.

                                OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2002 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, stockholder proposals must be received by our Corporate Secretary no later than April 6, 2002. Notice of a stockholder proposal submitted outside the procedures of Rule 14a-8 will be considered untimely unless submitted by such date. If a proposal is not submitted by that date, the persons named in our proxy for the 2002 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2002 annual meeting.

                                                                      APPENDIX A

                       CHARTER OF THE AUDIT COMMITTEE OF
                             SPORTSLINE.COM, INC.

PURPOSE AND SCOPE
-----------------

This Charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of SportsLine.com, Inc., a Delaware corporation (the "Company"). The purpose of the Committee is to assist the Board in fulfilling the Board's responsibilities to oversee:

     . the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

     .    the Company's systems of internal accounting and financial controls;

     .    the independence and performance of the Company's outside auditors;
          and

     . compliance by the Company with any legal compliance and ethics programs as may be established by the Board and the Company's management from time-to-time.

In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company's:

     .    independent auditors,

     .    internal accounting staff, and

     .    management.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose.

The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company's Proxy Statement for the Company's annual meeting of shareholders to the extent required by the rules and regulations of the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE
------------------------

The Committee shall be comprised of not less than three members of the Board. The members of the Committee shall meet all "independence" and qualification requirements of the rules and regulations of the Nasdaq Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Accordingly, each member of the Committee must be a director who:

     . has no relationship to the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and

     . is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in such individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

     . the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders, and

     . the Company complies with all other requirements of the rules and regulations of the Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time-to-time.

KEY RESPONSIBILITIES AND PROCESSES
----------------------------------

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Committee's activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Board, upon the recommendation of the Committee, shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and manage business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal accounting staff and the independent auditors, with or without management present, as well as the Company's Chief Financial Officer and other management personnel, to discuss the results of the Committee's examinations.

3.   The Committee shall:

     . ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

     . discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and

     . recommend that the Board take appropriate action to oversee the independence of the independent auditors.

4. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including the auditors' judgment about the quality, not just acceptability, of the Company's accounting principles, the consistency of the Company's accounting policies and their application, and the clarity and completeness of the Company's financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.

5. If so requested by the independent auditors or the Company's management, prior to the filing of the Company's Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

     . review the interim financial statements with management and the independent auditors, and

     . discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards ("SAS") No. 71, as such may be amended or supplemented from time to time.

6. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement to be delivered to shareholders in connection with the Company's annual meeting of shareholders.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's internal policies and procedures.

Dated:  June 12, 2000

                                                                      APPENDIX B

                             SPORTSLINE.COM, INC.
                         2200 West Cypress Creek Road
                        Fort Lauderdale, Florida 33309

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

   The undersigned holder of Common Stock of SportsLine.com, Inc., a Delaware corporation (the "Company"), hereby appoints Michael Levy and Kenneth W. Sanders, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company's 2001 Annual Meeting of Stockholders, to be held on Tuesday, September 25, 2001, at 10:00 a.m., local time, at the Company's offices located at 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309 and at any adjournments or postponements thereof.

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  Election of Directors.

     Vote for all Nominees Listed Below (except as written below)
     [ ]

     Vote Withheld from all Nominees
     [ ]

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1).

     NOMINEES:  Michael Levy
                Joseph Lacob
                Andrew Nibley
                James C. Walsh

     (Instruction: To withhold authority for an individual nominee, write that nominee's name on the line provided below.)

     _________________________________________________________________________

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

   The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, and (ii) the Proxy Statement.

DATE__________________________________________________________________________

SIGNATURE_____________________________________________________________________

SIGNATURE (If held jointly)___________________________________________________

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.

                                      B-2